UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2018

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(973) 974-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 1, 2018, Automatic Data Processing, Inc. (the “Company” or “ADP”) announced that it is offering a voluntary early retirement program to certain eligible U.S.-based associates aged 55 or above with 10 years of service. This program excludes senior executive officers and certain other key leaders.  This program supports ADP’s ongoing transformation strategy and offers eligible associates an opportunity for enhanced retirement benefits.
The early retirement offer has been made to about 3,500 eligible associates, or approximately 6 percent of the Company’s workforce, who meet specific age and years-of-service criteria as of June 30, 2018. The effective retirement date for eligible associates who accept the offer will vary, and it is anticipated that all eligible associates who choose to participate in the program will retire by March 31, 2019.
The total program costs, and the associated savings, will depend upon a number of factors including, but not limited to, the number of associates who elect to participate, the mix and seniority of associates that elect to participate, as well as their choice of eligible benefits. Assuming that 35% of the eligible associates choose to participate, ADP expects to recognize certain special termination benefit pre-tax charges of approximately $250 million through the end of fiscal 2019, beginning in the fourth quarter of fiscal 2018. In addition, the Company anticipates recording a non-cash settlement charge, which is contingent on the number of participants electing the lump sum payment option and other actuarial assumptions, including the discount rate and long-term rate of return on assets. ADP intends to fund a significant majority of the program costs from the existing surplus in ADP’s U.S. defined benefit plan, with the remaining portion of expenses expected to be funded from ADP’s U.S. corporate cash balances.
The Company expects this initiative to help reduce its pre-tax operating expenses starting in early fiscal 2019, and anticipates, when the program has been fully executed, annualized pre-tax savings of approximately $125 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC. (Registrant)

Date: March 1, 2018	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President